UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2009

Rodman & Renshaw Capital Group, Inc. (Exact name of Registrant as specified in its charter)

Delaware	001-33737	84-1374481

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1251 Avenue of the Americas, New York, New York 10020 (Address of Principal Executive Office) (Zip Code)

212-356-0500 Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

     On February 9, 2009 (the “Effective Date”), Edward Rubin, President and a Director of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) (the “Corporation”), was appointed to the position of Chief Executive Officer of the Corporation to succeed Michael Lacovara whose employment with the Corporation terminated on the Effective Date. A copy of the press release announcing the appointment of Mr. Rubin and the departure of Mr. Lacovara is attached as Exhibit 99.1 to this report.

     In connection with his departure, the Corporation and Mr. Lacovara entered into a Separation Agreement (the “Agreement”) dated the Effective Date. The Agreement is filed as Exhibit 10.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1	Separation Agreement, dated February 9, 2009, between Michael Lacovara and the Corporation

99.1	Press Release, dated February 9, 2009

* * * * *

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

RODMAN & RENSHAW CAPITAL GROUP, INC.

Dated: February 9, 2009	By: /s/ David Horin
David Horin, Chief Financial Officer